UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007 (October 30, 2007)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
         ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
         ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
         ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.  CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02(e).  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2007, Forward Air Corporation (the “Company”) contemporaneously entered into an Employment Agreement and a Restrictive Covenants Agreement (collectively, “the Employment Agreement”) with Bruce A. Campbell, President and Chief Executive Officer, of the Company.  Mr. Campbell also serves as Chairman of the Company’s Board of Directors.  This agreement replaces a previous employment agreement, which had an initial term ending on the day before the Company’s 2008 annual meeting.

Certain key terms of the Employment Agreement are described herein.  The description contained herein is qualified in its entirety by reference to the actual language of the Employment Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Report”).  In the event of any conflict between the language of the description contained in this Report and the Employment Agreement itself, the terms of the Employment Agreement shall govern in all respects.

The Employment Agreement became effective October 30, 2007 and is for a term ending at 5:00 p.m. on December 31, 2010.  The term automatically extends for one additional year unless otherwise terminated by the Board of Directors or Mr. Campbell upon written notice provided not less than six (6) months prior to the expiration of the then expiring term.  Under the Employment Agreement, Mr. Campbell will receive an annual base salary of no less than $400,000 until January 31, 2008.  Effective February 1, 2008, Mr. Campbell will receive an annual base salary of $500,000. Additionally, under the Employment Agreement, Mr. Campbell was granted 200,000 stock options under the Company’s 1999 Stock Option and Incentive Plan.  These options have a five (5) year term and will vest equally over a three (3) year period with the first third of the options vesting on October 30, 2008, the second third of the options vesting on October 30, 2009 and the final third of the options vesting on October 30, 2010.  Additionally, under the Employment Agreement, Mr. Campbell will be eligible to receive other long-term incentive awards under the Company’s 1999 Stock Option and Incentive Plan, or such other plan that the Company may adopt.  Mr. Campbell will be eligible to receive an annual year-end cash bonus equal to fifty percent (50%) of his base salary upon the Company’s achievement of the business plan adopted by the Board of Directors for that year. Mr. Campbell will be eligible to receive a year-end bonus equal to one hundred percent (100%) of his base salary upon the Company’s achievement of certain “Stretch” performance criteria adopted by the Board of Directors for that year and upon such other criteria that the Board of Directors may establish. Furthermore, Mr. Campbell is eligible to receive a year-end bonus upon such other terms as the Board of Directors may establish.  The Employment Agreement provides that Mr. Campbell will be entitled to the same fringe benefits as are generally available to the Company’s executive officers.

Under the Employment Agreement, the Company may terminate Mr. Campbell at any time with or without just cause (as defined in the Employment Agreement).  If the Company should terminate Mr. Campbell without just cause, he would be entitled to receive (i) his base salary for the longer of one year from the date of such termination or the remainder of the then-pending term of the Employment Agreement, but not to exceed two (2) years; (ii) any unpaid bonus amounts previously earned; and (iii) continued insurance coverage for one year from the date of such termination.  Mr. Campbell would not be entitled to any unearned salary, bonus or other benefits if the Company were to terminate him for just cause.

Mr. Campbell also may terminate the Employment Agreement at any time; however, he would not be entitled to any unearned salary, bonus or other benefits if he does so absent circumstances resulting from a change of control or material change in duties (each as defined in the Employment Agreement).  In the event of a change of control or material change in duties, Mr. Campbell would have two options.  Mr. Campbell may resign and receive (i) his base salary for twelve months following the date of the change of control or material change in duties; (ii) a cash bonus equal to the prior year’s year-end cash bonus, plus any unpaid bonus amounts previously earned; (iii) any other payments due, including, among others, accrued and unpaid vacation pay; (iv) immediate acceleration of any unvested stock options; and (v) continued insurance coverage for one year following the date of the change of control or material change in duties.  Alternatively, Mr. Campbell could continue to serve as President and Chief Executive Officer of the Company for the duration of the term of the Employment Agreement or until he or the Company terminates it.

The Employment Agreement also contains non-competition, non-solicitation and non-disclosure provisions following termination.

The information in this report and the exhibit hereto may contain “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are statements other than historical information or statements of current condition and relate to future events or our future financial performance.  Some forward-looking statements may be identified by use of such terms as “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects” or “expects.”  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as recessions, inflation, higher interest rates and downturns in customer business cycles, our inability to maintain our historical growth rate because of a decreased volume of freight moving through our network or decreased average revenue per pound of freight moving through our network, increasing competition and pricing pressure, surplus inventories, loss of a major customer, the creditworthiness of our customers and their ability to pay for services rendered, our ability to secure terminal facilities in desirable locations at reasonable rates, the inability of our information systems to handle an increased volume of freight moving through our network, changes in fuel prices, claims for property damage, personal injuries or workers’ compensation, employment matters including rising health care costs, enforcement of and changes in governmental regulations, environmental and tax matters, the handling of hazardous materials, the availability and compensation of qualified independent owner-operators and freight handlers needed to serve our transportation needs and our inability to successfully integrate acquisitions.  As a result of the foregoing, no assurance can be given as to future financial condition, cash flows or results of operations.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SECTION 9.  FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1
Employment Agreement dated October 30, 2007, between Forward Air Corporation and Bruce A. Campbell, including Attachment B, Restrictive Covenants Agreement entered into contemporaneously with and as part of the Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: October 30, 2007	By:	/s/ Matthew J. Jewell
Matthew J. Jewell Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1
Employment Agreement dated October 30, 2007, between Forward Air Corporation and Bruce A. Campbell, including Attachment B, Restrictive Covenants Agreement entered into contemporaneously with and as part of the Employment Agreement.